UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2009

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:   (212) 590-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2009, the independent members of the Board of Directors of the Company approved the Company’s 2009 Management Incentive Plan (the “Plan”), which establishes a bonus pool for the payment of cash bonus awards, based upon the Company’s achievement of specified Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) levels for the fiscal year ending January 30, 2010, to certain employees of the Company, including Robert E. Bernard, Chief Executive Officer (Principal Executive Officer), David J. Dick, Chief Financial Officer and Treasurer (Principal Financial Officer), and the three other named executive officers: Walter Killough, Chief Operating Officer, Michele Donnan Martin, President, dELiA*s Brand, and Marc G. Schuback, Vice President, General Counsel and Secretary. Set forth below are the percentages of base salary each of the individuals named above would receive under the Plan for the fiscal year ending January 30, 2010 in the event that the Company achieves the specified EBITDA levels:

Name	Threshold EBITDA	Target EBITDA	Stretch EBITDA
Robert E. Bernard	45%	90%	120%
Walter Killough	30%	60%	80%
Michele Donnan Martin	30%	60%	80%
David J. Dick	15%	30%	40%
Marc G. Schuback	15%	30%	40%

The threshold, target and stretch EBITDA levels have been set at specified amounts in excess of an EBITDA level based on the Company’s annual operating plan for the fiscal year ending January 30, 2010 approved by the Board of Directors of the Company. To the extent that the Company’s EBITDA for the fiscal year ending January 30, 2010 exceeds any of the specified levels, the bonus awards payable to each of the employees subject to the Plan, including individuals listed above, would be appropriately adjusted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc. (Registrant)

Date: June 12, 2009	By:	/s/ David J. Dick
David J. Dick, Chief Financial Officer and Treasurer